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                                  POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Richard M. Reilly, John F. Kelly, Joseph W. MacDougall, Jr., and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all amendments, including post-effective amendments, to the Registration Statements on Form S-6 of VEL II Account, Group VEL Account, Inheiritage Account and Allmerica Select Separate Account II of First Allmerica Financial Life Insurance Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

Signature                       Title                                      Date
---------                       -----                                      ----

/s/ John F. O'Brien             Director, President and Chief Executive   4/1/99
------------------------------  Officer                                   ------
John F. O'Brien

/s/ Bruce C. Anderson           Director and Vice President               4/1/99
------------------------------                                            ------
Bruce C. Anderson

/s/ Robert E. Bruce             Director, Vice President and              4/1/99
------------------------------  Chief Information Officer                 ------
 Robert E. Bruce

/s/ John P. Kavanaugh           Director, Vice President and              4/1/99
------------------------------  Chief Investment Officer                  ------
John P. Kavanaugh

/s/ John F. Kelly               Director, Senior Vice President and       4/1/99
------------------------------  General Counsel                           ------
John F. Kelly

/s/ J. Barry May                Director                                  4/1/99
------------------------------                                            ------
J. Barry May

/s/ James R. McAuliffe          Director                                  4/1/99
------------------------------                                            ------
James R. McAuliffe

/s/ Edward J. Parry, III        Director, Vice President, Chief           4/1/99
------------------------------  Financial Officer and Treasurer           ------
Edward J. Parry, III

/s/ Richard M. Reilly           Director and Vice President               4/1/99
------------------------------                                            ------
 Richard M. Reilly

/s/  Robert  P.  Restrepo, Jr.  Director and Vice President               4/1/99
------------------------------                                            ------
Robert P. Restrepo, Jr.

/s/ Eric A. Simonsen
------------------------------  Director and Vice President               4/1/99
Eric A. Simonsen                                                          ------

/s/ Phillip E. Soule            Director and Vice President               4/1/99
------------------------------                                            ------
Phillip E. Soule